UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2008

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14732	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

125 CambridgePark Drive
Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Lease for Principal Executive Offices

On May 27, 2008, AMAG Pharmaceuticals, Inc., or the Company, executed a lease with respect to a building located at 100 Hayden Avenue, Lexington, Massachusetts that will be utilized for the Company’s principal executive offices on or prior to the expiration of the Company’s existing lease for its principal executive offices at 125 CambridgePark Drive, Cambridge, Massachusetts in February 2009.  The landlord for the lease is Mortimer B. Zuckerman and Edward H. Linde, Trustees of 92 Hayden Avenue Trust under Declaration of Trust dated August 18, 1983, recorded with the Middlesex South District Registry of Deeds in Book 15218, Page 425 as amended by instrument dated October 30, 1997 recorded with said Registry in Book 27863, Page 347, but not individually.

The term of the new lease began on May 22, 2008 and will continue until August 31, 2016 with two successive five year extension terms at the Company’s option.  The aggregate size of rentable floor area for the offices will be 55,924 square feet, and the rent for the initial term will commence in February 2009.

During the initial term of the lease, the annual base rent will be as follows:

Period	Annual Base Rent Rate
May 22, 2008 until January 31, 2009	$0
February 1, 2009 until January 31, 2010	$1,839,899.60
February 1, 2010 until January 31, 2011	$1,895,823.60
February 1, 2011 until January 31, 2012	$1,951,747.60
February 1, 2012 until January 31, 2013	$2,007,671.60
February 1, 2013 until January 31, 2014	$2,063,595.60
February 1, 2014 until January 31, 2015	$2,119,519.60
February 1, 2015 until January 31, 2016	$2,175,443.60
February 1, 2016 until August 31, 2016	$2,343,215.60	(pro rated for
	the actual months of the term)

During any extension term, the base rent will be an amount agreed upon by the Company and the landlord.

In addition to base rent, the Company will also pay as additional rent any increase in Operating Expenses Allocable to the Premises (as defined in the lease) over Base Operating Expenses (as defined in the lease), any increase in Landlord’s Tax Expenses Allocable to the Premises (as defined in the lease) over Base Taxes Allocable to the Premises (as defined in the lease), as well as electricity expenses.

The lease is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Collaboration with 3SBio Inc.

On May 27, 2008, the Company announced that it entered into a Collaboration and Exclusive License Agreement and a Supply Agreement, or the Agreements, with 3SBio Inc., or 3SBio, with respect to the development and commercialization in China of the Company’s proprietary drug candidate known as ferumoxytol, an intravenous iron replacement therapeutic agent.

Pursuant to the Collaboration and Exclusive License Agreement, the Company has granted 3SBio an exclusive license for an initial term of thirteen (13) years to develop and commercialize ferumoxytol in China, for an initial indication in patients with chronic kidney disease, or CKD, and with an option to expand into additional indications. 3SBio will be responsible for the clinical development, registration, and commercialization of ferumoxytol in China. The Company and 3SBio will form a joint steering committee, with equal representation from both parties, to oversee and guide the development and commercialization of ferumoxytol in China.  3SBio has agreed to use diligent efforts to develop and commercialize ferumoxytol in China in accordance with certain objectives and timelines agreed to by the parties. In consideration for the grant of the license, 3SBio will pay the Company an upfront payment of $1 million, and the Company is eligible to receive certain other specified milestone payments upon regulatory approval of ferumoxytol in China for CKD and other indications. The Company is also entitled to receive tiered, double-digit royalties, of up to 25%, based on sales of ferumoxytol by 3SBio.  The Company will retain all manufacturing rights for ferumoxytol.

3SBio has also agreed that, without the Company’s prior written consent, 3SBio will not develop or market in China (i) any iron based therapeutic product during the term of the Collaboration and Exclusive License Agreement and for a defined term thereafter, or (ii) any generic version of ferumoxytol during the term of the Collaboration and Exclusive License Agreement and for a defined term thereafter.

Additionally, pursuant to the Supply Agreement, 3SBio has agreed to purchase from the Company, and the Company has agreed to supply to 3SBio, ferumoxytol at a predetermined supply price for clinical and commercial use in connection with 3SBio’s development and commercialization obligations described above for so long as the Collaboration and Exclusive License Agreement is in effect.

The Company intends to file the Agreements with the Securities and Exchange Commission in the future and will seek confidential treatment for certain material terms of the Agreements at such time.  The press release dated May 27, 2008 announcing the entry into the Agreements and describing certain of their material terms is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

There are no material relationships between the Company or its affiliates and any of the parties to the Agreements, other than with respect to the Agreements.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby files the following exhibits:

10.1                                                   Indenture of Lease, dated as of May 22, 2008, by and between AMAG Pharmaceuticals, Inc., as tenant, and Mortimer B. Zuckerman and Edward H. Linde, Trustees of 92 Hayden Avenue Trust under Declaration of Trust dated August 18, 1983, recorded with the Middlesex South District Registry of Deeds in Book 15218, Page 425 as amended by instrument dated October 30, 1997 recorded with said Registry in Book 27863, Page 347, but not individually, as landlord.

99.1                                                   Press Release, dated May 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph L. Farmer
Joseph L. Farmer
General Counsel and Senior Vice
President of Legal Affairs

Date: May 29, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1

Indenture of Lease, dated as of May 22, 2008, by and between AMAG Pharmaceuticals, Inc., as tenant, and Mortimer B. Zuckerman and Edward H. Linde, Trustees of 92 Hayden Avenue Trust under Declaration of Trust dated August 18, 1983, recorded with the Middlesex South District Registry of Deeds in Book 15218, Page 425 as amended by instrument dated October 30, 1997 recorded with said Registry in Book 27863, Page 347, but not individually, as landlord.

99.1	Press Release, dated May 27, 2008.